UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Financial Statements and Exhibits.

As previously disclosed, on June 20, 2012 at the Annual Meeting of Stockholders of Satcon Technology Corporation (the “Company”), the Company’s stockholders approved a proposal that authorized the Company’s Board of Directors (the “Board”), in its discretion, to effect a reverse stock split of the Company’s outstanding common stock, subject to certain parameters.  On July 3, 2012, the Board approved a reverse stock split on a 1-for-8 exchange ratio.  The Company anticipates that the reverse stock split will be effective and that its common stock will begin trading on a split-adjusted basis on The NASDAQ Capital Market at the opening of trading on July 19, 2012.  No fractional shares will be issued and, instead, fractional shares will be rounded up to the nearest whole share.  The Company issued a press release on July 9, 2012 announcing the reverse stock split, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: July 9, 2012	By:	/s/ Aaron M. Gomolak
Aaron M. Gomolak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 9, 2012.